Exhibit 10.1
NON-EMPLOYEE DIRECTOR FORM

REACHLOCAL, INC.
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

ReachLocal, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2008 Stock Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of the common stock of the Company (“Common Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:	$
Total Exercise Price:	$
Total Number of Shares Subject to the Option:	shares
Expiration Date:

Type of Option:                                 ☐   Incentive Stock Option      ☐   Non-Qualified Stock Option

Vesting Schedule:

By his or her signature, the Optionee agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice.  The Optionee has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

REACHLOCAL, INC.	OPTIONEE

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, ReachLocal, Inc., a Delaware corporation (the “Company”), has granted to the Optionee an option under the Company’s Amended and Restated 2008 Stock Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1           Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)            “Service” shall mean the Optionee’s service with the Company as an officer, Employee, Consultant or Director.  For purposes of this Agreement, the Optionee shall be deemed to remain in continuous Service with the Company (and shall not be deemed to have incurred a Termination of Service (as defined below)) so long as he remains either an Employee, Consultant or Director.

(b)           “Termination of Service” shall mean a termination of the Optionee’s Service for any reason, with or without cause, including, without limitation, a termination by resignation, failure to be elected as a Director, death, disability or retirement.  The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service with respect to Non-Employee Directors.

1.2           Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF OPTION

2.1           Grant of Option.  In consideration of the Optionee’s past and/or continued service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2           Exercise Price.  The exercise price of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Common Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

2.3           Consideration to the Company.  In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Optionee.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1           Commencement of Exercisability.

(a)           Subject to Sections 3.2, 3.3, 5.9 and 5.12, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)           In addition, subject to Sections 3.2, 3.3, 5.9 and 5.12, in the event that a Change in Control occurs and the Optionee remains in continuous Service until at least immediately prior to such Change in Control, the Option shall, immediately prior to the effective time of such Change in Control, automatically become fully vested and exercisable with respect to one hundred percent (100%) of the shares of Common Stock subject thereto.

(c)           No portion of the Option which has not become vested and exercisable at the date of the Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee.

3.2           Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3           Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The expiration of ten years from the Grant Date;

(b)           The expiration of three months from the date of the Optionee’s Termination of Service, unless such termination occurs by reason of the Optionee’s death or Disability; or

(c)           The expiration of one year from the date of the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.

ARTICLE IV.

EXERCISE OF OPTION

4.1           Person Eligible to Exercise.  Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased the Optionee’s will or under the then applicable laws of descent and distribution.

4.2           Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3           Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)           An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)           The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c)           Any other written representations or documents as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation; and

(d)           In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4           Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           Cash;

(b)           Check;

(c)           With the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)           With the consent of the Administrator, surrender of other shares of Common Stock which have been owned by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock with respect to which the Option or portion thereof is being exercised;

(e)           With the consent of the Administrator, surrendered shares of Common Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Common Stock with respect to which the Option or portion thereof is being exercised; or

(f)           With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.

4.5           Conditions to Issuance of Stock Certificates.  The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company.  Such shares of Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

4.6           Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 13.2 of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1           Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2           Transferability of Option.

(a)           Except as otherwise set forth in the Plan or as provided in Sections 5.2(b) and 5.2(c) below:

(i)           The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Option has been exercised, or the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed;

(ii)           The Option shall not be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)           During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

(b)           The Optionee may transfer the Option to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Optionee is considered the sole beneficial owner of the Option while it is held in the trust.

(c)           Notwithstanding any other provision in this Agreement, the Optionee may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Optionee and to receive any distribution with respect to the Option upon the Optionee’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Optionee is married and resides in a community property state, a designation of a person other than the Optionee’s spouse as his or her beneficiary with respect to more than 50% of the Optionee’s interest in the Option shall not be effective without the prior written consent of the Optionee’s spouse.  If no beneficiary has been designated or survives the Optionee, payment shall be made to the person entitled thereto pursuant to the Optionee’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by the Optionee at any time provided the change or revocation is filed with the Administrator prior to the Optionee’s death.

5.3           Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the shares of Common Stock subject to the Option.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of such shares and that Optionee is not relying on the Company for any tax advice.

5.4           Adjustments.  The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

5.5           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature on the Grant Notice.  By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.5.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6           Optionee’s Representations.  If the shares of Common Stock purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

5.7           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8           Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.9           Conformity to Securities Laws.  The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10           Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

5.11           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Article 5, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

5.12           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule

5.13           Not a Contract of Service.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

5.14           Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

5.15           Section 409A.  Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).   The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.